EXHIBIT 4.6

SECURITY AGREEMENT

     SECURITY AGREEMENT (this “Agreement”), dated as of April 17, 2003, made by QuadraMed Corporation, a Delaware corporation (the “Grantor”), in favor of The Bank of New York (the “Collateral Agent”), as collateral agent for the Secured Parties (as defined below),

W I T N E S S E T H:

     WHEREAS, the Grantor is (or will be with respect to after-acquired property) the legal and beneficial owner and the holder of the Collateral (as defined in Section 2 hereof);

     WHEREAS, pursuant to an Indenture (as the same may be amended or supplemented from time to time, the “Indenture”), dated as of the date hereof, between the Grantor and The Bank of New York, the Grantor has issued certain Senior Secured Notes due 2008 (the “Notes”); and

     WHEREAS, the obligations of the Grantor under the Indenture are secured by the Collateral;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions.

          (a)     All terms used in this Agreement that are defined in the Indenture or in Article 9 of the Uniform Commercial Code (the “Code”) as in effect from time to time in the State of New York and that are not otherwise defined herein shall have the same meanings herein as set forth therein.

          (b)     As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

     “Copyright Licenses” means all written licenses, contracts or other agreements naming the Grantor as licensee or licensor and providing for the grant of any and all copyright rights in any Works covered by any copyright (including, without limitation, all Copyright Licenses set forth on Schedule IV hereto).

     “Copyrights” means all domestic and foreign copyrights in all Works, whether registered or not, including, without limitation, all copyright rights (whether now or hereafter arising) in any and all media (whether now known or hereafter developed), acquired or used by the Grantor (including, without limitation, all Copyrights described on Schedule IV hereto), all applications and registrations thereof (including, without limitation, applications and registrations in the United States Copyright Office or in any similar office or agency of the United States or any other country), and all extensions or renewals thereof.

     “Event of Default” shall have the meaning given such term in the Indenture.

     “Grantor” means QuadraMed Corporation, together with its successors and assigns.

     “Holder” means the person in whose name a Senior Secured Note due 2008 issued pursuant to the Indenture is registered in the Security Register (as defined in the Indenture) kept by the Company for that purpose in accordance with the terms of the Indenture.

     “Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

     “Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth on Schedule III hereto).

     “Patents” means all domestic and foreign letters patent, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent described on Schedule III hereto), all applications and registrations thereof (including, without limitation, applications and registrations in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

     “Secured Parties” means, collectively, the Trustee and the Holders.

     “Security Documents” means, collectively, the Indenture, the Notes, this Agreement and any related document or agreement that secures the Notes.

     “Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark (including, without limitation, all Trademark Licenses described on Schedule II hereto), together with any goodwill of the business connected therewith.

     “Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, trade styles, designs, logos and other source or business identifiers now or hereafter owned, adopted, acquired or used by the Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, trade styles, designs, logos and other source or business identifiers described on Schedule II hereto), all applications and registrations thereof (including, without limitation, applications and registrations in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country), and all reissues, extensions or renewals thereof, together with all goodwill of the business connected therewith.

     “Works” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code or under the legislation of any other country.

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     SECTION 2. Grant of Security Interest.

     As collateral security for all of the Obligations (as defined in Section 3 hereof), the Grantor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, any and all right, title and interest of the Grantor in and to the following, whether now or hereafter existing and whether now owned or hereafter acquired (collectively, the “Collateral”):

          (a)     all Copyrights;

          (b)     all Patents;

          (c)     all Trademarks; and

          (d)     all Licenses;

in each case howsoever the Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

     The Grantor and the Collateral Agent hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising, and (ii) is not to be construed as an assignment or sale of any intellectual property or a right to use any intellectual property unless and until an Event of Default shall have occurred and be continuing.

     SECTION 3. Security for Obligations.

     The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

with respect to the Grantor (a) the full and punctual payment of the principal of, and premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Grantor under the Indenture, the Notes and the Security Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Grantor under the Indenture, the Notes and the Security Documents.

     SECTION 4. Representations and Warranties.

     The Grantor represents and warrants as follows:

          (a)     Schedule I hereto sets forth (i) the exact legal name of the Grantor and (ii) the organizational identification number of the Grantor.

          (b)     The Grantor (i) is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization as set forth on Schedule I hereto and

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(ii)  has all requisite entity power and authority to execute, deliver and perform this Agreement and each other Security Document to which the Grantor is a party.

          (c)     The execution, delivery and performance by the Grantor of this Agreement and each other Security Document to which the Grantor is a party (i) have been duly authorized by all necessary organizational action of the Grantor, (ii) do not and will not contravene its charter or by-laws, any law or any contractual restriction binding on or affecting the Grantor or any of its properties, and (iii) do not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

          (d)     This Agreement is, and each other Security Document to which the Grantor is or will be a party when executed and delivered pursuant hereto, will be, a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms.

          (e)     To the Grantor’s knowledge, there is no pending or threatened action, suit, proceeding or claim before any court or other governmental authority or any arbitrator, or any order, judgment or award by any court or other governmental authority or arbitrator, that may adversely affect the grant by the Grantor or the perfection of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

          (f)     All taxes, assessments and other governmental charges imposed upon the Grantor or any property of the Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and that have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings that stay the imposition of any penalty or fine resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been established for the payment thereof.

          (g)     Schedule II hereto sets forth a true and complete list of all Trademarks and Trademark Licenses owned or used by the Grantor as of the date hereof. Schedule III hereto sets forth a true and complete list of all Patents and Patent Licenses owned or used by the Grantor as of the date hereof. Schedule IV hereto sets forth a true and complete list of all Copyrights and Copyright Licenses owned or used by the Grantor as of the date hereof. All of such Trademarks, Patents and Copyrights are subsisting and in full force and effect, have not been adjudged invalid or unenforceable, are valid and enforceable and have not been abandoned in whole or in part. Except as set forth on Schedules II, III or IV hereto, none of such Trademarks, Patents or Copyrights is the subject of any licensing or franchising agreement. The Grantor has no knowledge of any conflict with the rights of others to any Trademark, Patent or Copyright and, to the knowledge of the Grantor, the Grantor is not now infringing or in conflict with any such rights of others in any material respect, and to the knowledge of the Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by the Grantor. The Grantor has not received any notice that it is violating or has violated the trademarks, patents, copyrights or other intellectual property rights of any third party.

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          (h)     The Grantor is and will be at all times the sole and exclusive owner of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien, security interest or other charge or encumbrance except for (i) the security interest created by this Agreement and (ii) the Liens permitted pursuant to the Indenture. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (A) such as may have been filed in favor of the Collateral Agent relating to this Agreement and (B) such as may have been filed to perfect or protect any Liens permitted pursuant to the Indenture.

          (i)     The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting the Grantor or any of its properties and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

          (j)     This Agreement creates valid security interests in favor of the Collateral Agent in the Collateral, as security for the Obligations. The security interests created herein are, or in the case of Collateral in which the Grantor obtains rights after the date hereof will be, first priority security interests, subject only to the security interests and other Liens permitted pursuant to the Indenture.

     SECTION 5. Covenants as to the Collateral.

     So long as any of the Obligations shall remain outstanding and the Indenture and the other Security Documents shall not have expired or terminated, unless the Collateral Agent shall otherwise consent in writing:

          (a)     Further Assurances. The Grantor shall, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all commercially reasonable further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order (i) to protect the security interest purported to be created hereby; (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) executing and filing (to the extent, if any, that the Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (B) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request, (C) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby, (D) taking all actions reasonably required by any earlier versions of the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

          (b)     Provisions Concerning the Licenses. Unless contrary to the Grantor’s sound business judgment:

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               (i)     upon the occurrence and during the continuance of any material breach or default under any License referred to on Schedules II, III or IV hereto by any party thereto other than the Grantor, (A) the Grantor shall, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, (B) the Grantor shall not, without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (C) the Grantor shall, upon written instructions from the Collateral Agent, take such action as the Collateral Agent may reasonably deem necessary or advisable in respect thereof.

               (ii)     the Grantor shall exercise promptly and diligently each and every right that it may have under each License (other than any right of termination) and shall duly perform and observe in all respects all of its obligations under each License and shall take all reasonable action necessary to maintain the Licenses in full force and effect. The Grantor shall not, without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any License referred to on Schedules II, III or IV hereto.

          (c)     Transfers and Other Liens.

               (i)     Except to the extent permitted by the Indenture or the exercise of the Grantor’s sound business judgment, the Grantor shall not sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

               (ii)     Except to the extent permitted by the Indenture or the exercise of the Grantor’s sound business judgment, the Grantor shall not create, suffer to exist or grant any Lien, security interest or other charge or encumbrance upon or with respect to any Collateral.

          (d)     Trademarks, Patents and Copyrights.

               (i)     If applicable, the Grantor has duly executed and delivered the Assignment for Security (Trademarks) in the form attached hereto as Exhibit A, the Assignment for Security (Patents) in the form attached hereto as Exhibit B and the Assignment for Security (Copyrights) in the form attached hereto as Exhibit C. Subject to Grantor’s sound business judgment, the Grantor (either itself or through licensees) shall, and shall cause each licensee thereof to, take all commercially reasonable action(s) necessary to maintain all of the Trademarks, Patents and Copyrights in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force free from any claim of abandonment for non-use, and the Grantor shall (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark, Patent or Copyright may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, the Grantor shall have no obligation to use or to maintain any Trademark, Patent or Copyright that relates solely to any product or work that has been, or is in the process of being, discontinued, abandoned or terminated. Subject to the Grantor’s sound business judgment, the Grantor shall cause to be taken all commercially reasonable and necessary steps in any proceeding before the United States Patent and Trademark Office and the United States

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Copyright Office to maintain each registration of the Trademarks, the Patents and the Copyrights (other than those Trademarks, Patents or Copyrights described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Trademark, Patent or Copyright is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) to the extent the Grantor shall deem appropriate, in its sole discretion, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Grantor shall deem appropriate to protect such Trademark, Patent or Copyright. The Grantor shall furnish to the Collateral Agent from time to time (but, unless an Event of Default has occurred and is continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Trademarks, Patents or Copyrights and such other reports in connection with the Trademarks, Patents or Copyrights as the Collateral Agent may reasonably request, shall modify this Agreement by amending Schedules II, III or IV hereto, as the case may be, to include any Trademark, Patent or Copyright, as the case may be, that becomes part of the Collateral under this Agreement, and shall execute and authenticate such documents prepared by the Secured Parties as shall be commercially reasonable and necessary to subject such Trademarks, Patents or Copyrights to the Lien and security interest created by this Agreement.

               (ii)     In the event the Grantor, either itself or through any agent, employee, licensee or designee, files an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country, it shall give the Collateral Agent written notice thereof. The Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as are necessary to evidence the Collateral Agent’s security interest hereunder in such Trademark, Patent or Copyright of the Grantor relating thereto or represented thereby, and the Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings as provided to it for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the termination of all Commitments, the repayment of all of the Obligations in full and the termination of each of the Security Documents.

     SECTION 6. Additional Provisions Concerning the Collateral.

          (a)     The Grantor hereby (i) authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto as provided to it relating to the Collateral and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

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          (b)     The Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section 5 hereof), including, without limitation, (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, and (iii) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Secured Parties with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full after the termination of the Indenture and the other Security Documents.

          (c)     The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral including the filing of any UCC financing statements or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          (d)     Anything herein to the contrary notwithstanding (i) the Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 7. Remedies Upon Default.

          (a)     If any Event of Default shall have occurred and be continuing beyond the notice, cure, or continuance period provided in the Indenture, if any, the Collateral Agent may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Grantor to, and the Grantor hereby agrees that it shall at its expense and upon request of the

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Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Collateral Agent and the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof. The Grantor hereby acknowledges that (i) any such sale of the Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (i) the Collateral Agent may, at any time and from time to time, upon ten (10) days’ prior notice to the Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Trademarks, Patents or Copyrights, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (ii) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default) execute and deliver on behalf of the Grantor, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

          (b)     All Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) by the Collateral Agent against all or any part of the Obligations in accordance with Section 5.6 of the Indenture. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after payment in full of all of the Obligations after termination of the Indenture and the other Security Documents shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

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          (c)     In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Secured Parties are legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at such rate as shall be fixed by applicable law.

          (d)     The Grantor hereby acknowledges that if the Collateral Agent complies with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

          (e)     The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Grantor lawfully may, the Grantor hereby agrees that it shall not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

     SECTION 8. Indemnity and Expenses.

     The Grantor agrees to indemnify and hold the Collateral Agent harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs and expenses to the extent that they arise out of or otherwise result from any third-party claims related to this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Collateral Agent’s own negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. Additionally, in connection with its appointment and performance of its duties hereunder, the Collateral Agent is entitled to all rights, privileges, protections and benefits accorded to it as Trustee under the Indenture.

     SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered to the Grantor or to the Collateral Agent if to the Grantor:

QuadraMed Corporation
12110 Sunset Hills Road
Reston, Virginia 20190
Attention: General Counsel

with a copy to:

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Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Avenue, NW
Washington, DC 20036
Attention: Bruce S. Mendelsohn, Esq.

          if to the Collateral Agent:

The Bank of New York
101 Barclay Street
Floor 8 West
New York, New York 10286
Attn: Corporate Trust Administration

or as to either such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (i) if sent by certified mail, return receipt requested, when received or three (3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

     SECTION 10. Miscellaneous.

          (a)     No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b)     No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any other Security Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent provided herein and in the other Security Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent against any party thereto are not conditional or contingent on any attempt by the Collateral Agent to exercise any of its rights under any other Security Document against such party or against any other Person, including but not limited to, the Grantor.

          (c)     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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          (d)     This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (A) the payment in full of the Obligations and (B) the termination of the Indenture and the other Security Documents, and (ii) be binding on the Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Secured Parties hereunder, to the benefit of the Collateral Agent and the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Grantor, the Collateral Agent and the Secured Parties may assign or otherwise transfer their rights and obligations under this Agreement or any other Security Document to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent shall mean the assignee of the Collateral Agent.

          (e)     Upon the satisfaction in full of the Obligations and the termination of the Indenture and the other Security Documents, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantor and (ii) the Collateral Agent shall, upon the Grantor’s request and at the Grantor’s expense, (A) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

          (f)     This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g)     Any legal action, suit or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York or the United States of America for the Southern District of New York, and appellate courts thereof, and, by execution and delivery of this Agreement, the Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Grantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action, suit or proceeding in such respective jurisdictions.

          (h)     The Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address provided herein, such service to become effective when received or thirty (30) days after such mailing, whichever first occurs.

12

           (i)     Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Grantor or any property of the Grantor in any other jurisdiction.

          (j)     EACH OF THE GRANTOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE COLLATERAL AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

          (k)     Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (l)     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

[Signature Page Follows]

13

     IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTOR:

QUADRAMED CORPORATION

By:

Name:
Title:

14

SCHEDULE I

LEGAL NAME; ORGANIZATIONAL IDENTIFICATION NUMBER; STATE OR
JURISDICTION OF ORGANIZATION

QuadraMed Corporation

IRS Employee Identification Number: 52-1992861

Delaware Corporation

Sched. I-1

SCHEDULE II

TRADEMARKS
AND
TRADEMARK LICENSES

SCHEDULE III

PATENTS AND PATENT LICENSES

SCHEDULE IV

COPYRIGHTS AND COPYRIGHT LICENSES

EXHIBIT A

COLLATERAL ASSIGNMENT FOR SECURITY

(TRADEMARKS)

          WHEREAS, _____________(the “Assignor”) has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”);

          WHEREAS, the Assignor, has entered into a Security Agreement, dated as of _____________, 2003 (the “Security Agreement”), in favor of _______________, as collateral agent (the “Assignee”); and

          WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Secured Parties (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks and the applications and registrations thereof (the “Collateral”), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the lenders a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

          The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

          IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of ___________, 20__.

QUADRAMED CORPORATION

By:

Name Title:

Exh. A-1

STATE OF _______________________
ss.:
COUNTY OF _____________________

          On this __ day of ___________, 20__, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he or she is the _________________ of _________________, a ___________________, and that he or she executed the foregoing instrument in the firm name of __________________, and that he or she had authority to sign the same, and he or she acknowledged to me that he or she executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

Exh. A-2

SCHEDULE 1A TO COLLATERAL ASSIGNMENT FOR SECURITY

(REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS)

Trademarks and Trademark Applications Owned

by QuadraMed Corporation:

Exh. A-3

EXHIBIT B

COLLATERAL ASSIGNMENT FOR SECURITY

(PATENTS)

          WHEREAS, ___________________ (the “Assignor”) holds all right, title and interest in the letters patent listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”);

          WHEREAS, the Assignor, has entered into an Security Agreement, dated as of ___________, 2003 (the “Security Agreement”), in favor of ____________________, as collateral agent (the “Assignee”); and

          WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Secured Parties (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the Patents and the applications and registrations thereof (the “Collateral”), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the lenders a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

          The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

          IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of ______________, 200__.

QUADRAMED CORPORATION

By:

Name: Title:

Exh. B-1

STATE OF
ss.:
COUNTY OF

          On this        day of         , 200        , before me personally came         , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he or she is the         of         , a         , and that he or she executed the foregoing instrument in the firm name of      , and that he or she had authority to sign the same, and he or she acknowledged to me that he or she executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

Exh. B-2

SCHEDULE 1A TO COLLATERAL ASSIGNMENT FOR SECURITY

(PATENTS AND PATENT APPLICATIONS)

Patents and Patent Applications Owned

by QuadraMed Corporation:

Exh. B-3

EXHIBIT C

COLLATERAL ASSIGNMENT FOR SECURITY

(COPYRIGHTS)

          WHEREAS,           (the “Assignor”) holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

          WHEREAS, the Assignor, has entered into a Security Agreement, dated as of         , 2003 (the “Security Agreement”), in favor of          , as collateral agent (the “Assignee”); and

          WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Secured Parties (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the Copyrights and the applications and registrations thereof (the “Collateral”), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the lenders a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

          The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

          IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of           , 200     .

QUADRAMED CORPORATION

By:

Name: Title:

Sched. C-1

STATE OF NEW YORK
ss.:
COUNTY OF NEW YORK

          On this           day of          , 200     , before me personally came         , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he or she is the         of         , a          corporation, and that he or she executed the foregoing instrument in the firm name of      , and that he or she had authority to sign the same, and he or she acknowledged to me that he or she executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

Sched. C-2

SCHEDULE 1A TO COLLATERAL ASSIGNMENT FOR SECURITY

(COPYRIGHTS AND COPYRIGHT APPLICATIONS)

Copyrights and Copyright Applications owned

by QuadraMed Corporation:

Sched. C-3